Exhibit 10.2

AMENDMENT TO SEVERANCE AGREEMENT

THIS AMENDMENT TO SEVERANCE AGREEMENT (this “Amendment”) is made and entered into effective as of May 28, 2020 (the “Amendment Effective Date”), by and between PowerFleet, Inc., a Delaware corporation (the “Company”), and Ned Mavrommatis (“Executive” and, together with the Company, the “Parties”).

WHEREAS, I.D. Systems, Inc. (“I.D. Systems”) and Executive entered into a Severance Agreement (the “Agreement”) dated September 11, 2009;

WHEREAS, effective as of October 3, 2019, I.D. Systems assigned to the Company all of I.D. Systems’ rights and obligations under the Agreement and Executive consented to such assignment; and

WHEREAS, effective as of May 31, 2020, Executive agreed to temporarily reduce his annual base salary from $300,000 to $255,000; and

WHEREAS, in connection with such reduction in Executive’s annual base salary, the Parties desire to make certain amendments to the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) cash payments (collectively the “Severance Payment”) at the rate of Executive’s annual base salary as in effect immediately prior to the Trigger Event for a period of 12 months (the “Severance Period”), payable as set forth below; provided, however, that with respect to any Trigger Event that occurs in the 2020 calendar year, Executive’s annual base salary shall be deemed to be $300,000. The Severance Payment shall be made as a series of separate payments in accordance with the Company’s standard payroll practices (and subject to all applicable tax withholdings and deductions), commencing with the first regular payroll date on or immediately following the 60th day after the date of the Trigger Event;”

2. All terms and provisions of the Agreement not amended hereby shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

POWERFLEET, INC.

By:	/s/ Chris Wolfe
Name:	Chris Wolfe
Title:	CEO

EXECUTIVE:

/s/ Ned Mavrommatis
Ned Mavrommatis